UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2020 (August 27, 2020)
(Date of report; date of
earliest event reported)

Commission file number: 1-33026

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey
07724
(Address of principal executive offices)
(Zip Code)
(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Commvault Systems, Inc. (the “Company”) held its annual meeting of stockholders (the “2020 Annual Meeting”) on August 27, 2020. At the 2020 Annual Meeting, the stockholders of the Company approved and adopted a proposal to amend the Company’s amended and restated Certificate of Incorporation (as so amended, the “Certificate of Incorporation”) to declassify the board of directors of the Company (the “Board”) and provide for the annual election of directors (such amendment, the “Certificate Amendment”). The Certificate Amendment was previously approved and adopted by the Board, subject to stockholder approval. The Company filed the Certificate Amendment with the Delaware Secretary of State, and it became effective on August 27, 2020.

Directors who have been elected to three-year terms prior to the effective date of the Certificate Amendment (including directors elected at the 2020 Annual Meeting) will complete their three-year terms. Directors whose terms expire in 2021 and 2022 (or their successors) will be elected at the annual meeting of stockholders held in such years for one-year terms. At the 2023 annual meeting of the Company’s stockholders (and at each succeeding annual meeting of stockholders), the entire Board will be elected for a one-year term expiring at the next annual meeting of stockholders. The Certificate of Incorporation provides that (1) prior to the 2023 annual meeting of stockholders, each director may be removed only for cause and (2) after the 2023 annual meeting of stockholders, each director may be removed with or without cause, in each case, by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the voting stock of the Company, voting together as a single class.

In addition, the Board approved, effective immediately following the effectiveness of the filing of the Certificate Amendment, the amendment and restatement of the Company’s Second Amended and Restated Bylaws (as so amended and restated, the “Third Amended and Restated Bylaws”) to reflect the declassification of the Board.

The foregoing descriptions are qualified in their entirety by reference to the Certificate Amendment and the Third Amended and Restated Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 27, 2020, the Company held its 2020 Annual Meeting, at which the Company’s stockholders voted (1) on the election of four Class II Directors for a term to expire at the 2023 annual meeting of stockholders, (2) to approve and adopt the Certificate Amendment, (3) to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2021, (4) to approve additional shares to be available for grant under the Company’s 2016 Omnibus Incentive Plan (as amended by the Fourth Amendment thereof), and (5) on a non-binding, advisory basis, on executive compensation. The vote on such matters was as follows:

1. Election of Class II directors for a term to expire at the 2023 annual meeting of stockholders
Election of R. Todd Bradley:
For	Against	Abstain	Broker Non-Vote
38,668,309	726,691	61,582	3,112,683
Election of Charles "Chuck" Moran:
For	Against	Abstain	Broker Non-Vote
37,034,423	2,374,385	47,774	3,112,683
Election of Allison Pickens:
For	Against	Abstain	Broker Non-Vote
39,150,138	256,862	49,582	3,112,683
Election of Arlen Shenkman:
For	Against	Abstain	Broker Non-Vote
38,925,395	480,673	50,514	3,112,683

2. Approval and adoption of amendments to the Company's Amended and Restated Certificate of Incorporation to de-classify the Board of Directors
For	Against	Abstain	Broker Non-Vote
39,373,085	51,313	32,184	3,112,683

3. Ratify appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending March 31, 2021
For	Against	Abstain	Broker Non-Vote
40,657,194	1,880,465	31,606	0

4. Approval of additional shares to be available under the Company’s 2016 Omnibus Incentive Plan (as amended by the Fourth Amendment thereof)
For	Against	Abstain	Broker Non-Vote
37,253,379	2,156,372	46,831	3,112,683

5. Non-binding, advisory vote on the Company’s executive compensation
For	Against	Abstain	Broker Non-Vote
33,710,024	5,701,194	45,364	3,112,683

Consistent with the results of the stockholder advisory vote on the frequency of the advisory vote on executive compensation conducted at the 2017 annual meeting of stockholders, it shall be the Company’s policy to submit the compensation of its named executive officers to stockholders for a non-binding advisory vote every year, at least until the next required vote on the frequency of stockholder votes on the compensation of executives.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Commvault Systems, Inc.
3.2	Third Amended and Restated Bylaws of Commvault Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Dated:	August 28, 2020	/s/ Warren H. Mondschein
Name: Warren H. Mondschein Title: VP, General Counsel and Secretary

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